As filed with the Securities and Exchange Commission on March 12, 1999
                                                      Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                               Isonics Corporation
                               -------------------
             (Exact name of registrant as specified in its charter)

California                                                            77-0338561
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              5906 McIntyre Street
                             Golden, Colorado 80403
                                 (303) 279-7900

                   -------------------------------------------
          (Address and telephone number of principal executive offices)

                             1996 Stock Option Plan
                     1996 Executives' Equity Incentive Plan
                           1996 Equity Incentive Plan
                        1998 Employee Stock Purchase Plan

                   -------------------------------------------
                            (Full title of the plans)

                               James E. Alexander
                      President and Chief Executive Officer
                               Isonics Corporation
                              5906 McIntyre Street
                             Golden, Colorado 80403
                                 (303) 279-7900

                   -------------------------------------------
            (Name, address, including zip code, and telephone number,
                       including area code, of agent for
                                    service)

                                 --------------

                                   Copies to:

                              Mark P. Tanoury, Esq.
                               COOLEY GODWARD LLP
                     3000 Sand Hill Road, Bldg. 3, Suite 230
                          Menlo Park, California 94025
                                 (650) 843-5000

                                --------------



                                       1.


                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
================================================================================================================================
                                                      Proposed Maximum          Proposed Maximum
 Title of Securities to        Amount to be          Offering Price Per     Aggregate Offering Price    Amount of Registration
      Be Registered             Registered               Share (1)                     (1)                       Fee
--------------------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock                 1,804,810 shares          (See Notes to          $3,932,927.208              $1,093.3538
                                                       Calculation of
                                                      Registration Fee)
================================================================================================================================
================================================================================================================================

(1)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c)
      promulgated  under the  Securities  Act of 1933,  as amended (the  "Securities  Act").  The  offering  price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by Isonics Corporation (alternatively herein, the "Registrant",  or the "Company") under (i) the Registrant's 1996
      Stock  Option  Plan (the "1996  Option  Plan") and (ii) the  Registrant's  1996  Executives'  Equity  Incentive  Plan (the
      "Executives'  Equity Incentive Plan") and (iii) the Registrant's  1996 Equity Incentive Plan (the "Equity Incentive Plan")
      or (b) the average of the bid and asked prices of the Registrant's  Common Stock as quoted on the OTC Electronic  Bulletin
      Board for March 5, 1999, for shares reserved for future issuance  pursuant to (i) the Executives'  Equity  Incentive Plan,
      (ii) the Equity Incentive Plan, and (iii) the Registrant's  1998 Employee Stock Purchase Plan (the "Stock Purchase Plan").
      The chart below details the calculation of the registration fee.

(2)   Pursuant to Rule 416(a),  this Registration  Statement shall also cover any additional  shares of the Registrant's  Common
      Stock that  becomes  issuable  under the plans by reason of any stock  dividend,  stock split,  recapitalization  or other similar  transaction  effected  without  the  receipt of  consideration  that  increases  the  number of the  Registrant's outstanding shares of Common Stock.

                                             Number of         Offering Price          Aggregate
        Securities                           Shares            Per Share               Offering Price
        ----------                           ---------         --------------          --------------
        Shares issuable pursuant to          884,810                  $2.4686           $  2,184,241.966
        outstanding options under the
        1996 Stock Option Plan

        Shares issuable pursuant to          223,637                  $1.6306           $    364,662.4922
        outstanding options under the
        Executives' Equity Incentive
        Plan

        Shares reserved for future           346,363                  $2.0              $    692,726.000
        issuance pursuant to the
        Executives' Equity Incentive
        Plan

        Shares issuable pursuant to           77,500                  $1.8877           $    146,296.7500
        outstanding options under the
        Equity Incentive Plan

        Shares reserved for future            72,500                  $2.0              $    145,000.000
        issuance pursuant to the Equity
        Incentive Plan

        Shares reserved for future           200,000                  $2.0              $    400,000.000
        issuance pursuant to the Stock
        Purchase Plan

                                                               TOTAL:                   $  3,932,927.208
                                                                                        ================

                                                                                        ================


                                                               2.

================================================================================

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.





                                       3.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form 10-KSB filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective Registration Statement on Form 8-A filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 317 of the California Corporations Code the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, to the extent permitted by California law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and executive officers. The Company obtained officer and director liability insurance with respect to potential liabilities which may arise out of certain matters, including matters arising under the Securities Act.

In addition, the Company's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by California law, the Company's directors will not be liable for monetary damages. The Company's Bylaws and the indemnification agreements with its directors and executive officers require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, whether actual or threatened, to which any such person may be a party by reason of the fact that such person is or was an executive officer or director of the Company or any of its affiliated enterprises. No indemnity will be available if such indemnification is unlawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act.

                                       4.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.  EXHIBITS.

   Exhibit     Description
   Number
     4.1(1)    Amended and Restated Articles of Incorporation of the Registrant
     4.2(1)    Bylaws of Registrant
     4.3(1)    Specimen Common Stock Certificate
     5.1       Opinion of Cooley Godward LLP
    23.1       Consent of Grant Thornton LLP
    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
                  Registration Statement
    24.1       Power of Attorney is contained on the signature page.
    99.1(1)    Registrant's 1996 Stock Option Plan
    99.2(1)    Registrant's 1996 Executives' Equity Incentive Plan
    99.3(1)    Registrant's 1996 Equity Incentive Plan
    99.4       1998 Employee Stock Purchase Plan

-----------------------

(1) Filed as an exhibit to Form SB-2 Registration Statement (No. 333-13289), as amended through the date hereof and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.


                                       5.

             (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the e Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, County of Jefferson, State of Colorado, on the 11th day of March 1999.

                                   ISONICS CORPORATION

                                   By __________________________________________
                                          James E. Alexander
                                          President,  Chief Executive Officer
                                          and Chairman of the Board of Directors


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Alexander and Brantley J. Halstead, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                         Date

______________________________________________       President, Chief Executive Officer and        March 11, 1999
         James E. Alexander                          Chairman of the Board of Directors
                                                     (Principal Executive Officer)

______________________________________________       Chief Financial Officer                       March 11, 1999
         Brantley J. Halstead                        (Principal Financial and Accounting
                                                     Officer)

______________________________________________       Senior Vice President and Vice Chairman       March 11, 1999
         Boris Rubizhevsky                           of the Board of Directors


______________________________________________       Director                                      March 11, 1999
         Lindsay A. Gardner

______________________________________________       Director                                      March 11, 1999
         Richard L. Parker


                                       7.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, County of Jefferson, State of Colorado, on the 11th day of March 1999.


                                   ISONICS CORPORATION

                                   By /s/ James E. Alexander
                                      ------------------------------------------
                                          James E. Alexander
                                          President,  Chief Executive Officer
                                          and Chairman of the Board of Directors


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Alexander and Brantley J. Halstead, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                         Date


         /s/ James E. Alexander                      President, Chief Executive Officer and        March 11, 1999
--------------------------------------------         Chairman of the Board of Directors
             James E. Alexander                      (Principal Executive Officer)

         /s/ Brantley J. Halstead                    Chief Financial Officer                       March 11, 1999
--------------------------------------------         (Principal Financial and Accounting
             Brantley J. Halstead                    Officer)

         /s/ Boris Rubizhevsky                       Senior Vice President and Vice Chairman       March 11, 1999
--------------------------------------------         of the Board of Directors
             Boris Rubizhevsky

         /s/ Lindsay A. Gardner                      Director                                      March 11, 1999
--------------------------------------------
             Lindsay A. Gardner

         /s/ Richard L. Parker                       Director                                      March 11, 1999
--------------------------------------------
             Richard L. Parker

                                        8.

                                  EXHIBIT INDEX


   Exhibit     Description
   Number
     4.1(1)    Amended and Restated Articles of Incorporation of the Registrant
     4.2(1)    Bylaws of Registrant
     4.3(1)    Specimen Common Stock Certificate
     5.1       Opinion of Cooley Godward LLP
    23.1       Consent of Grant Thornton LLP
    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
                  Registration Statement
    24.1       Power of Attorney is contained on the signature page.
    99.1(1)    Registrant's 1996 Stock Option Plan
    99.2(1)    Registrant's 1996 Executives' Equity Incentive Plan
    99.3(1)    Registrant's 1996 Equity Incentive Plan
    99.4       1998 Employee Stock Purchase Plan

-----------------------

(1) Filed as an exhibit to Form SB-2 Registration Statement (No. 333-13289), as amended through the date hereof and incorporated herein by reference.